EXHIBIT 10.1

Amendment No. 5 to the

Aspen Group, Inc.

2012 Equity Incentive Plan

This Amendment No. 5 to the 2012 Equity Incentive Plan (the “Plan”) amends the number of shares authorized under Plan by deleting 11,300,000 from Section 4 and replacing it with 16,300,000.

Effective September 4, 2014